From:    SANFORD TELLER COMMUNICATIONS                         [GRAPHIC OMITTED]
         1365 York Avenue
         New York, New York 10021
         (212) 717-0332



For:     MORTON'S RESTAURANT GROUP, INC.               FOR IMMEDIATE RELEASE
         325 North LaSalle Street                      ---------------------
         Chicago, Illinois 60610
         (312) 923-0030
         www.mortons.com
                                                          July 27, 2006


Contact: RONALD M. DINELLA, SENIOR VICE PRESIDENT, CHIEF FINANCIAL OFFICER,
         -------------------------------------------------------------------
         MORTON'S RESTAURANT GROUP, INC.
         -------------------------------


                 MORTON'S RESTAURANT GROUP, INC. REPORTS RESULTS
                             FOR SECOND QUARTER 2006


                   - RECORD-SETTING SECOND QUARTER REVENUES -

                   - COMPARABLE RESTAURANT REVENUES UP 3.4% -

     - COMPANY PROVIDES GUIDANCE FOR THIRD QUARTER 2006 AND FULL YEAR 2006 -



HIGHLIGHTS FOR THE SECOND QUARTER OF FISCAL 2006 AS COMPARED TO THE SECOND QUARTER OF FISCAL 2005

     o    Revenues increased 6.9% to $78.0 million.
     o    Comparable restaurant revenues increased 3.4%.
     o Net income was $2.5 million, or $0.15 per diluted share, compared to net income of $50,000, or $0.01 per diluted share last year.
     o Pro forma net income was $2.6 million, or $0.15 per diluted share, compared to pro forma net income of $2.5 million, or $0.14 per diluted share last year (refer to the reconciliation of pro forma net income to generally accepted accounting principles ("GAAP") net income (loss) in the financial tables that follow).



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



HIGHLIGHTS FOR THE SIX MONTH PERIOD ENDED JULY 2, 2006 AS COMPARED TO THE SIX MONTH PERIOD ENDED JULY 3, 2005

          o    Revenues increased 7.2% to $161.1 million.
          o    Comparable restaurant revenues increased 3.9%.
          o After non-recurring items associated with the Company's February 2006 Initial Public Offering ("IPO"), the net loss reported in accordance with GAAP for the six month period ended July 2, 2006 was $(19.1) million, or $(1.25) per diluted share, which compares to GAAP net income of $0.3 million, or $0.03 per diluted share, in the six month period ended July 3, 2005 (refer to the reconciliation of pro forma net income to GAAP net income (loss) in the financial tables that follow).
          o Pro forma net income was $8.0 million, or $0.47 per diluted share, up 22.0% when compared to pro forma net income of $6.6 million, or $0.38 per diluted share last year (refer to the reconciliation of pro forma net income to GAAP net income (loss) in the financial tables that follow).

Chicago, IL. July 27, 2006... Morton's Restaurant Group, Inc. (NYSE:MRT) today reported unaudited financial results for its 2006 fiscal second quarter ended July 2, 2006.

"We are pleased to report both record-setting second quarter revenues of $78.0 million and strong operating results," said Thomas J. Baldwin, chairman, chief executive officer and president of Morton's Restaurant Group. "Our second quarter results reflect our employees' commitment to our great company and their consistency in providing our guests with outstanding dining experiences."

Mr. Baldwin said that leases have been executed to open new Morton's steakhouses in Anaheim, CA; Coral Gables, FL; Houston, TX; Northbrook, IL; San Jose, CA and Woodland Hills, CA.

Mr. Baldwin said. "Opportunities for new Morton's steakhouses in markets in the United States, as well as internationally, are being evaluated."



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



SECOND QUARTER OF FISCAL 2006 RESULTS
Revenues for the second quarter of fiscal 2006 increased 6.9% to $78.0 million from $72.9 million for the second quarter of fiscal 2005. The growth in revenues is attributable to a 3.4% increase in comparable restaurant revenues (13 weeks to 13 weeks) and revenues from five new Morton's steakhouse restaurants, four of which opened in fiscal 2005 and one of which opened in March 2006. The Company believes that Morton's 2006 second quarter revenues were unfavorably impacted by an April 2006 Easter versus March 2005.

The Company's net income was $2.5 million, or $0.15 per diluted share, for the second quarter of fiscal 2006, compared to net income of $50,000, or $0.01 per diluted share for the second quarter of fiscal 2005. The Company's pro forma net income was $2.6 million, or $0.15 per diluted share, for the second quarter of fiscal 2006, compared to pro forma net income of $2.5 million, or $0.14 per diluted share, for the second quarter of fiscal 2005 (refer to the reconciliation of pro forma net income to GAAP net income (loss) in the financial tables that follow).

RESULTS FOR THE FIRST SIX MONTHS OF FISCAL
2006 Revenues for the first six months of fiscal 2006 increased 7.2% to $161.1 million from $150.3 million for the first six months of fiscal 2005. The growth in revenues is attributable to a 3.9% increase in comparable restaurant revenues (26 weeks to 26 weeks) and revenues from five new Morton's steakhouse restaurants, four of which opened in fiscal 2005 and one of which opened in March 2006.

Management fee paid to related party was $0.4 million for the first quarter of fiscal 2006 and included in the first six months of fiscal 2006, compared to $1.4 million in the first six months of fiscal 2005. The related management agreement was terminated in connection with the Company's IPO in February 2006 and the Company incurred an $8.4 million termination fee. (Refer to the reconciliation of pro forma net income to GAAP net income (loss) in the financial tables that follow.)

In connection with the IPO, during the first quarter of fiscal 2006, the Company incurred costs associated with debt repayment of $28.0 million, primarily consisting of prepayment penalties that were incurred with the early repayment of the 7.5% senior secured notes and the 14.0%
senior secured notes. The debt was refinanced in conjunction with the Company's IPO. Costs associated with the repayment of certain debt of approximately $0.2 million for the six month period ended July 3, 2005 represents prepayment penalties that were incurred with the early repayment of certain mortgages. (Refer to the reconciliation of pro forma net income to GAAP net income (loss) in the financial tables that follow.)

Interest expense, net was $3.1 million for the first six months of fiscal 2006 compared to $8.6 million in the first six months of fiscal 2005. The decrease is due to the repayment, in connection with the IPO, of the then-outstanding 7.5% senior secured notes and the 14.0% senior secured notes partially offset by the interest relating to borrowings under our new revolving credit facility. (Refer to the reconciliation of pro forma net income to GAAP net income (loss) in the financial tables that follow.)

After non-recurring items associated with the Company's February 2006 IPO, the net loss reported in accordance with GAAP for the six month period ended July 2, 2006 was $(19.1) million, or $(1.25) per diluted share, which compares to GAAP net income of $0.3 million, or $0.03 per diluted share in the six month period ended July 3, 2005. (Refer to the reconciliation of pro forma net income to GAAP net income (loss) in the financial tables that follow.)

The Company's pro forma net income was $8.0 million, or $0.47 per diluted share for the first six months of fiscal 2006, compared to pro forma net income of $6.6 million, or $0.38 per diluted share, for the first six months of fiscal 2005. (Refer to the reconciliation of pro forma net income to GAAP net income
(loss) in the financial tables that follow.)

Morton's Restaurant Group completed its initial public offering on February 9, 2006. Its common stock is traded on the New York Stock Exchange under the symbol MRT.

RESTAURANT DEVELOPMENT
The Company expects to open a new Morton's steakhouse in Northbrook, Illinois in September 2006. On March 29, 2006, the Company opened a new Morton's steakhouse restaurant in Troy, Michigan. The Company has executed leases to open new Morton's steakhouse restaurants in Anaheim, CA; Coral Gables, FL; Houston, TX; Northbrook, IL; San Jose, CA and Woodland Hills, CA.

THIRD QUARTER 2006 AND FULL YEAR 2006 FINANCIAL GUIDANCE
The Company expects third quarter 2006 revenues to range between $66 million and $69 million including increases in comparable restaurant revenues between 2% to 3%. Diluted net (loss) income per share is expected to approximate $(0.01) to $0.01. This range includes estimated compensation expense pursuant to Statement of Financial Accounting Standards No. 123R "Share Based Payment" (SFAS No.
123R), which requires the expensing of stock issued to employees (approximately $0.01 per diluted share). This range includes expectations that the Company's 2006 pro forma income tax rate approximates 34%. The Company expects to open a new Morton's steakhouse in Northbrook, Illinois in September 2006.

The Company expects fiscal year 2006 revenues to be between $315 million and $319 million including increases in comparable restaurant revenues of approximately 2% to 3%. Excluding all non-recurring items associated with the IPO and other costs associated with the early retirement of debt, pre-IPO management fees, management termination contract costs, the one-time compensation expense attributable to the vesting of the executive units previously granted to certain employees and adjusting the interest expense for the pro forma effects of the change in the debt structure, pro forma diluted net income per share is expected to be between $0.75 and $0.77. This range includes estimated compensation expense pursuant to SFAS No. 123R (approximately $0.03 per diluted share). This range includes expectations that the Company's 2006 pro forma income tax rate approximates 34%. The Company expects to open four to five new Morton's steakhouses in fiscal 2006.

CONFERENCE CALL
Morton's Restaurant Group, Inc. (NYSE: MRT) has scheduled a conference call and webcast for investors at 5:00 p.m. ET today to discuss these results. Details of the conference call are as follows:

Date:           Thursday, July 27, 2006

Time:           5:00 p.m. ET   (please dial in by 4:45 p.m.)

Dial-In #:      (800) 811-8824 U.S. & Canada
                (913) 981-4903 International



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



Alternatively, the conference call will be webcast at www.mortons.com under the "investor relations" tab.

ABOUT THE COMPANY
Morton's Restaurant Group, Inc. is the world's largest operator of wholly-owned upscale steakhouses. Morton's steakhouses have remained true to our founders' original vision of combining generous portions of high quality food prepared to exacting standards with exceptional service in an enjoyable dining environment.

As of July 2, 2006, the Company owned and operated 70 Morton's steakhouses located in 61 cities across 28 states and four international locations (Toronto, Vancouver, Singapore and Hong Kong) and 4 Bertolini's Authentic Trattoria restaurants.

FORWARD-LOOKING  STATEMENTS
EXCEPT FOR THE HISTORICAL INFORMATION CONTAINED IN THIS NEWS RELEASE, THE MATTERS ADDRESSED ARE FORWARD-LOOKING STATEMENTS THAT INVOLVE CERTAIN RISKS AND UNCERTAINTIES, INCLUDING, BUT NOT LIMITED TO, RISKS OF THE RESTAURANT INDUSTRY, INCLUDING A HIGHLY COMPETITIVE INDUSTRY WITH MANY WELL-ESTABLISHED COMPETITORS WITH GREATER FINANCIAL AND OTHER RESOURCES THAN THE COMPANY, THE IMPACT OF CHANGES IN CONSUMER TASTES, LOCAL, REGIONAL AND NATIONAL ECONOMIC AND MARKET CONDITIONS, RESTAURANT PROFITABILITY LEVELS, EXPANSION PLANS, DEMOGRAPHIC TRENDS, TRAFFIC PATTERNS, EMPLOYEE AVAILABILITY, BENEFITS AND COST INCREASES, PRODUCT SAFETY AND AVAILABILITY, GOVERNMENT REGULATION, THE COMPANY'S ABILITY TO MAINTAIN ADEQUATE FINANCING FACILITIES AND OTHER RISKS DETAILED FROM TIME TO TIME IN THE COMPANY'S REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. YOU SHOULD BE AWARE THAT THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. THE COMPANY ASSUMES NO OBLIGATION TO UPDATE THE FORWARD-LOOKING INFORMATION.

                                      # # #



                              Morton's Restaurant Group, Inc.
                 Consolidated Statements of Operations (Note 1) - Unaudited
                       (Amounts in thousands, except per share data)


                                                  Three Month Period Ended          Six Month Period Ended
                                                ----------------------------     -----------------------------
                                                July 2, 2006    July 3, 2005     July 2, 2006     July 3, 2005
                                                ------------    ------------     ------------     ------------

Revenues                                        $     77,980     $    72,940       $  161,070      $  150,278

Food and beverage costs                               25,384          24,047           53,029          50,049
Restaurant operating expenses                         37,462          34,954           75,274          69,730
Pre-opening costs                                        303             253              932           1,345
Depreciation and amortization                          1,896           1,778            3,613           3,410
General and administrative expenses                    6,155           5,438           11,231          10,638
Marketing and promotional expenses                     1,834           1,481            3,011           2,904
Stock compensation expense associated
  with initial public offering                             -               -              488               -
Management fee paid to related party                       -             700              390           1,400
                                                ------------     -----------     ------------     -----------
  Operating income                                     4,946           4,289           13,102          10,802
Gain on sale of investment                                 -             (16)               -            (664)
Costs associated with the repayment of
  certain debt                                             -               -           28,003             174
Costs associated with the termination of
  management agreement                                     -               -            8,400               -
Interest expense, net                                    937           4,293            3,122           8,583
                                                ------------     -----------     ------------     -----------

  Income (loss) before income taxes                    4,009              12          (26,423)          2,709

Income tax expense (benefit)                           1,504             (38)          (7,302)          2,424
                                                ------------     -----------     ------------     -----------

  Net income (loss)                             $      2,505     $        50      $   (19,121)     $      285
                                                ============     ===========     ============     ===========

Net income (loss) per share:
Basic                                           $       0.15     $       0.01     $     (1.25)     $     0.03
Diluted                                         $       0.15     $       0.01     $     (1.25)     $     0.03

Shares used in computing net income
(loss) per share:
Basic                                               16,900.5        10,098.5         15,348.1        10,098.5
Diluted                                             17,137.6        10,098.5         15,348.1        10,098.5



NOTE:
(1) In conjunction with the IPO, Morton's Holding Company, Inc. ("MHCI") was merged into Morton's Restaurant Group, Inc. ("MRG") with MRG being the surviving corporation. In accordance with SFAS 141, these financial statements are presented as if MHCI was merged with and into MRG at the beginning of fiscal 2005.

                               Morton's Restaurant Group, Inc.
                                  Margin Analysis - Unaudited
                                       (In thousands)




                                                       Three Month Period Ended                 Six Month Period Ended
                                                -------------------------------------  ----------------------------------------
                                                    July 2, 2006      July 3, 2005        July 2, 2006         July 3, 2005
                                                -----------------  ------------------  -------------------  -------------------
Revenues                                         $77,980  100.0%    $72,940   100.0%     $161,070  100.0%     $150,278  100.0%

Food and beverage costs                           25,384   32.6%     24,047    33.0%       53,029   32.9%       50,049   33.3%
Restaurant operating expenses                     37,462   48.0%     34,954    47.9%       75,274   46.7%       69,730   46.4%
Pre-opening costs                                    303    0.4%        253     0.3%          932    0.6%        1,345    0.9%
Depreciation and amortization                      1,896    2.4%      1,778     2.4%        3,613    2.2%        3,410    2.3%
General and administrative expenses                6,155    7.9%      5,438     7.5%       11,231    7.0%       10,638    7.1%
Marketing and promotional expenses                 1,834    2.4%      1,481     2.0%        3,011    1.9%        2,904    1.9%
Stock compensation expense
  associated with initial public offering              -                  -                   488    0.3%            -    0.0%
Management fee paid to related party                   -    0.0%        700     1.0%          390    0.2%        1,400    0.9%
                                                ---------          ---------           ----------           ----------
  Operating income                                 4,946    6.3%      4,289     5.9%       13,102    8.1%       10,802    7.2%
Gain on sale of investment                             -    0.0%        (16)   (0.0%)           -    0.0%         (664)  (0.4%)
Costs associated with repayment of
  certain debt                                         -    0.0%          -     0.0%       28,003   17.4%          174    0.1%
Costs associated with termination of
  management agreement                                 -    0.0%          -     0.0%        8,400    5.2%            -    0.0%
Interest expense, net                                937    1.2%      4,293     5.9%        3,122    1.9%        8,583    5.7%
                                                ---------          ---------           ----------           ----------

  Income (loss) before income taxes                4,009    5.1%         12     0.0%      (26,423) (16.4%)       2,709    1.8%

Income tax expense (benefit)                       1,504    1.9%        (38)   (0.1%)      (7,302)  (4.5%)       2,424    1.6%
                                                ---------          ---------           ----------           ----------

  Net income (loss)                               $2,505    3.2%        $50     0.1%     $(19,121) (11.9%)        $285    0.2%
                                                =========          =========           ==========           ==========




                               Morton's Restaurant Group, Inc.
          Pro Forma Net Income and Pro Forma Diluted Net Income Per Share (Note 1)
                            (In thousands, except per share data)



                                                            Three Month Period Ended                 Six Month Period Ended
                                                         --------------------------------   ------------------------------------
Pro Forma Analysis                                         July 2, 2006    July 3, 2005         July 2, 2006      July 3, 2005
------------------                                       ---------------  ---------------   ------------------  ----------------

Net income (loss), as reported                                  $ 2,505            $ 50            $ (19,121)           $ 285
Income tax expense (benefit)                                      1,504             (38)              (7,302)           2,424
                                                         --------------   -------------     ----------------    -------------
Income (loss) before income taxes, as reported                    4,009              12              (26,423)           2,709

Pro forma adjustments (1):
Gain on sale of investment                      (2)                   -             (16)                   -             (664)
Costs associated with the early repayment
     of certain debt                            (3)                   -               -               28,003              174
Stock compensation expense associated with IPO  (4)                   -               -                  488                -
Management fee paid to a related party          (5)                   -             700                  390            1,400
Costs associated with termination of
     management agreement                       (6)                   -               -                8,400                -
Interest expense                                (7)                   -           3,179                1,239            6,325
                                                         --------------   -------------     ----------------    -------------

Pro forma income before income taxes                              4,009           3,875               12,097            9,944
Income tax expense                              (8)               1,446           1,398                4,089            3,381
                                                         --------------   -------------     ----------------    -------------
Pro forma net income                                            $ 2,563         $ 2,477              $ 8,008          $ 6,563
                                                         ==============   =============     ================    =============
Pro forma diluted net income per share                           $ 0.15          $ 0.14               $ 0.47           $ 0.38

Shares used in computing pro forma
     diluted net income per share               (9)            17,137.6        17,137.6             17,089.1         17,089.1



NOTES:
(1) These pro forma calculations provide meaningful supplemental information on the Company's operating results on a basis comparable with that of future periods by eliminating the effects of unusual or other infrequent charges that are not directly attributable to the Company's underlying operating performance. Accordingly, the Company believes that the presentation of the pro forma analysis, when used in conjunction with GAAP financial measures, is a useful financial analysis tool which can assist investors in assessing the Company's financial condition, operating performance and underlying strength. The pro forma analysis should not be considered in isolation or as a substitute for net income (loss) prepared in accordance with GAAP. The pro forma analysis, as well as the other information in this press release, should be read in conjunction with the Company's financial statements and footnotes contained in the documents that the Company files with the U.S. Securities and Exchange Commission.

(2) Gain on sale of investment represents a 2005 one-time gain from the sale of stock of a privately owned company.

(3) Includes prepayment premiums relating to the repayment of the 7.5% and the 14% senior secured notes, investment banking and legal fees in connection with the tender offer for the 7.5% senior secured notes and the repurchase of the 14% senior secured notes, fees in connection with the termination of the prior working capital facility and the write-off of deferred financing fees relating to the 7.5% and 14% senior secured notes and the prior working capital facility.

(4) Represents the stock compensation expense attributable to the vesting of the executive units previously granted to certain employees. The vesting occurred in conjunction with the Company's IPO.

(5) The related management agreement was terminated in conjunction with the Company's IPO in February 2006.

(6)  Represents the fee paid to terminate the management agreement.

(7) Interest expense for the six month period ended July 2, 2006 was adjusted to eliminate interest expense of $1.6 million related to the 7.5% and 14% senior secured notes which were repaid in February 2006 and to reflect the new senior revolving credit facility by adding interest expense of $0.4 million.

(8)  The Company expects the 2006 pro forma income tax rate to approximate 34%.

(9) Post IPO fully diluted shares including a weighted average of the outstanding unvested restricted shares of 237,150 for the three month period and 188,635 for the six month period ended July 2, 2006.









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